                                                                  EXHIBIT (a)(3)

                               AMENDMENT NO. 2 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                   OF AMERICAN CENTURY GOVERNMENT INCOME TRUST

     THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF
TRUST is made as of the 3rd day of July, 2007, by the undersigned Trustees, being all of the Trustees of American Century Government Income Trust (the
"Trust").

     WHEREAS, the Trustees have executed an Amended and Restated Agreement and
Declaration of Trust of American Century Government Income Trust, dated March
26, 2004, as amended by Amendment No. 1 to Amended and Restated Agreement and
Declaration of Trust of American Century Government Income Trust, dated as of
March 8, 2007 (the "Declaration of Trust");

     WHEREAS, at a meeting of the Board of Trustees of the Trust on December 8,
2006, the Trustees determined that it is in the best interests of the shareholders of the Ginnie Mae Fund to establish an Institutional Class and R class of shares for the Ginnie Mae Fund; and

     WHEREAS, pursuant to Article VIII, Section 6 of the Declaration of Trust,
the Trustees wish to amend the Declaration of Trust to establish such shares.

NOW, THEREFORE, BE IT RESOLVED AS FOLLOWS:

     1. Existing Schedule A of the Declaration of Trust is hereby deleted in its entirety and the Schedule A attached hereto is substituted in lieu thereof.

     2. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the Trustees do hereto set their hands effective as of the date written above.

TRUSTEES OF THE AMERICAN CENTURY GOVERNMENT INCOME TRUST

/s/ John Freidenrich                                 /s/ Ronald J. Gilson
---------------------------                          ---------------------------
John Freidenrich                                     Ronald J. Gilson

/s/ Kathryn A. Hall                                  /s/ Myron S. Scholes
---------------------------                          ---------------------------
Kathryn A. Hall                                      Myron S. Scholes

/s/ John B. Shoven                                   /s/ Jeanne D. Wohlers
---------------------------                          ---------------------------
John B. Shoven                                       Jeanne D. Wohlers

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

Series                                       Class            Date of Establishment

Capital Preservation Fund                    Investor          03/16/1997

Government Bond Fund                         Investor          09/08/1992
(formerly Long-Term Treasury Fund)           Advisor           08/01/1997

Government Agency Money Market Fund          Investor          12/05/1989
                                             Advisor           08/01/1997

Short-Term Government Fund                   Investor          09/03/1991
                                             Advisor           08/01/1997

Ginnie Mae Fund                              Investor          09/23/1985
(formerly GNMA Fund)                         Advisor           08/01/1997
                                             C                 05/01/2001
                                             Institutional     07/27/2007
                                             R                 07/27/2007

Inflation-Adjusted Bond Fund                 Investor          02/16/1996
(formerly Inflation-Adjusted Treasury Fund)  Advisor           08/01/1997
                                             Institutional     03/01/2002

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.